UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 1, 2006 (Date of earliest event reported)

POTLATCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32729	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 W. Riverside Avenue, Suite 1100, Spokane WA	99201
(Address of principal executive offices)	(Zip Code)

509-835-1500

(Registrant’s telephone number, Including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

(e) Addendum to Employment Agreement between Potlatch Corporation and Michael J. Covey. On December 1, 2006, the Employment Agreement, dated effective February 6, 2006, between the Company and Michael J. Covey, President and Chief Executive Officer, was amended pursuant to an Addendum to Employment Agreement approved by the Board of Directors. The purpose of the Addendum is to correct the text describing the calculation and payment of certain severance benefits payable to Mr. Covey upon a change-in-control, and to conform the definition of change-in-control contained in Mr. Covey’s Employment Agreement with that contained in the Company’s recently revised benefit plans which were filed as exhibits to the Company’s Form 8-K, dated September 21, 2006. A copy of the Addendum is attached as Exhibit 10(q).

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) Amended Bylaws. The Board of Directors approved and adopted on December 1, 2006, new Bylaws of the Company, which include the material changes described below. A copy of the Bylaws is attached as Exhibit 3(b).

The Bylaws, as amended and restated, implement in Article III, Section 7, a majority voting standard for the election of directors in uncontested elections. Under the amended Bylaws, a director will be elected by the vote of the majority of votes entitled to vote for the election of a director that are cast with respect to such director at any meeting for the election of directors at which a quorum is present. If a director does not receive the required vote, the Nominating and Corporate Governance Committee of the Board of Directors will recommend to the Board whether to accept or reject such director’s resignation. The Board will act on such recommendation and publicly disclose its decision within 90 days from the date that election results are certified. The director whose resignation is under consideration will not participate in the Committee’s or Board’s decision.

The Board will nominate or elect only those persons who agree to tender, promptly following his or her election or re-election to the Board, an irrevocable resignation that will be effective upon (i) the failure of the candidate to receive the required vote at the next annual meeting at which he or she faces re-election, and (ii) the acceptance by the Board of such resignation.

In contested elections, a plurality voting standard will apply.

Article IV, Section 11 of the Bylaws was amended to require stockholder notices proposing nominees to the Board to include a statement whether such nominee, if elected, intends to tender, promptly following such nominee’s election or re-election as a director, an irrevocable resignation effective upon such nominee’s (i) failure to receive the required vote for re-election at the next meeting of stockholders at which such nominee would face re-election, and (ii) acceptance of such resignation by the Board, in accordance with the amended Bylaws or the Company’s Corporate Governance Guidelines.

Item 8.01.	Other Items

Retirement of Chairman of the Board and Election of His Successor. The Board of Directors has elected Michael J. Covey, President and Chief Executive Officer, to the position of Chairman of the Board, effective January 1, 2007. Mr. Covey succeeds L. Pendleton Siegel, who will retire as Chairman and from the Board, effective December 31, 2006. A copy of the Press Release announcing Mr. Covey’s election is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

3(b)	Bylaws as amended December 1, 2006

10(q)	Addendum dated December 1, 2006 to Employment Agreement effective February 6, 2006, between Potlatch Corporation and Michael J. Covey

99.1	Press Release issued December 4, 2006, announcing election of Chairman of the Board effective January 1, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 7, 2006

POTLATCH CORPORATION

By:	/s/ Pamela A. Mull
Pamela A. Mull Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

3(b)	Bylaws, as amended through December 1, 2006.

10(q)	Addendum to Employment Agreement between Potlatch Corporation and Michael J. Covey, dated December 1, 2006.

99.1	Press release issued by Potlatch Corporation, dated December 4, 2006.